A special meeting of the fund's shareholders was held on November 13, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To authorize the Trustees to adopt an amended and restated Declaration of Trust.*
	# of Votes	% of Votes
Affirmative	159,404,179.29	100.00
Against	00.00	.000
Abstain	00.00	.000
TOTAL	159,404,179.29	100.00

PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	159,404,179.29	100.00
Withheld	.00	.000
TOTAL	159,404,179.29	100.00
Ralph F. Cox
Affirmative	159,404,179.29	100.00
Withheld	.00	.000
TOTAL	159,404,179.29	100.00
Phyllis Burke Davis
Affirmative	159,404,179.29	100.00
Withheld	.00	.000
TOTAL	159,404,179.29	100.00
Robert M. Gates
Affirmative	159,404,179.29	100.00
Withheld	.00	.000
TOTAL	159,404,179.29	100.00
Abigail P. Johnson
Affirmative	159,404,179.29	100.00
Withheld	.00	.000
TOTAL	159,404,179.29	100.00
Edward C. Johnson 3d
Affirmative	159,404,179.29	100.00
Withheld	.00	.000
TOTAL	159,404,179.29	100.00
Donald J. Kirk
Affirmative	159,404,179.29	100.00
Withheld	.00	.000
TOTAL	159,404,179.29	100.00
	# of Votes	% of Votes
Marie L. Knowles
Affirmative	159,404,179.29	100.00
Withheld	.00	.000
TOTAL	159,404,179.29	100.00
Ned C. Lautenbach
Affirmative	159,404,179.29	100.00
Withheld	.00	.000
TOTAL	159,404,179.29	100.00
Peter S. Lynch
Affirmative	159,404,179.29	100.00
Withheld	.00	.000
TOTAL	159,404,179.29	100.00
Marvin L. Mann
Affirmative	159,404,179.29	100.00
Withheld	.00	.000
TOTAL	159,404,179.29	100.00
William O. McCoy
Affirmative	159,404,179.29	100.00
Withheld	.00	.000
TOTAL	159,404,179.29	100.00
William S. Stavropoulos
Affirmative	159,404,179.29	100.00
Withheld	.00	.000
TOTAL	159,404,179.29	100.00
PROPOSAL 3
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	159,404,179.29	100.00
Against	.00	.000
Abstain	.00	.000
TOTAL	159,404,179.29	100.00
*Denotes trust-wide proposals and voting results.